                                                                   Exhibit 23(c)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To BANK ONE CORPORATION:


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 2, 2001 included as part of the Bank One Corporation Savings and Investment Plan's
Form 11-K for the year ended December 31, 2000, and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in this Registration Statement.



                                             WASHINGTON, PITTMAN & MCKEEVER, LLC



Chicago, Illinois
May 2, 2001